FOR IMMEDIATE RELEASE

eROOMSYSTEM TECHNOLOGIES, INC. REPORTS
FINANCIAL RESULTS FOR FISCAL YEAR 2005

ERMS realizes $0.01 basic and diluted earnings per
share on net income of more than $160,000

LAKEWOOD, NEW JERSEY - April 3, 2006 - eRoomSystem Technologies, Inc. (OTCBB: ERMS), a supplier of in-room technological amenities for the lodging industry, on Friday, March 31, 2006 announced its financial results for the fiscal year ended December 31, 2005.

ERMS reported earnings for fiscal year 2005. Revenues for fiscal year 2005 were $1,557,288 as compared to $1,591,159 for fiscal year 2004. Gross margin was $984,925 for the twelve months ended December 31 2005, as compared to $999,978 for the twelve months ended December 31, 2004, a decrease of 1.5%. Gross margin increased to 63.2% for fiscal year 2005 as compared to 62.8% during the same period a year ago. Net operating expenses were $826,520 for fiscal year 2005 as compared to $712,670 for fiscal year 2004, an increase of 16%. ERMS reported operating income of $158,405 for the twelve months ended December 31, 2005 as compared to $287,308 for the same period a year ago, a decrease of $128,903. The increase in operating expenses was primarily due to a decrease in selling, general and administrative expenses in the amount of $141,602, offset by an increase in interest expense in the amount of
$109,101, and no gain on collection of previously written off receivables during fiscal year 2005. For fiscal year 2005, ERMS realized net income of $160,502, or $0.01 per basic share. In comparison, in the same period a year ago,
ERMS realized net income of $900,072, or $0.09 per basic share, The decrease in net income was primarily due to not realizing a gain on collection of previously written off receivables in 2005 as well as realizing a significantly reduced gain on forgiveness of liabilities and debt offset, in part, by realizing a gain on the sale of assets in 2005.

As of December 31, 2005, the balance sheet of ERMS reflects cash of $1,316,515. As of fiscal year end 2005, ERMS had working capital of $1,211,956, as compared to $445,482 on December 31, 2004, a measurable increase in working capital of $766,474. As of December 31, 2005, stockholders equity was $2,469,730 as compared to $1,312,657 as of December 31, 2004, an increase of $1,157,073.

About eRoomSystem Technologies, Inc.:
eRoomSystem Technologies, Inc. is a full service in-room provider for the lodging and travel industry. Its intelligent in-room computer platform and communications network supports eRoomSystem's line of fully automated and interactive refreshment centers, room safes and other applications. eRoomSystem's products are installed in major hotel chains both domestically and internationally. eRoomSystem is a publicly traded company listed on the Over
The Counter Bulletin Board under the symbol “ERMS”. You can visit eRoomSystem Technologies, Inc. on the worldwide web at www.eroomsystem.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
NOTE: The foregoing is news relating to ERMS and contains forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to ERMS or its management, including without limitation, ERMS and its subsidiaries, are intended to identify such forward-looking statements. The actual results, performance or achievements of ERMS could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to the most recently filed Annual Report on Form 10-KSB and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by ERMS and is meant purely for informational purposes.

Press/Investor Contact:
eRoomSystem Technologies, Inc.
investor@eroomsystem.com